DISTRIBUTION AGREEMENT

            Distribution Agreement (the “Agreement”) made this 1st day of November, 2011, by and between Westcore Trust, a Massachusetts business Trust  (the “Trust”) and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”).

            WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of portfolios of securities (each a “Fund” and collectively, the “Funds”);

            WHEREAS, the Trust and Distributor are party to a Distribution Agreement dated September 30, 2005, as amended, attached hereto as Exhibit A and incorporated herein by reference (the “Distribution Agreement”) whereby the Trust retained the Distributor to promote and distribute the shares of the Funds.

            WHEREAS, on July 19, 2011, ALPS Holdings, Inc., (“AHI”) the parent company of the Distributor, entered into a merger agreement pursuant to which AHI agreed to be acquired by DST Systems, Inc. (“DST”) (the “Transaction”); the acquisition also includes an indirect controlling interest in the Distributor;

            WHEREAS, upon completion of the Transaction, the Transaction may result in an “assignment”, as such term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”) of the Distribution Agreement;

WHEREAS, under the 1940 Act, an assignment includes any direct or indirect transfer of a controlling block of an entity’s voting securities and a result of the assignment, henceforth the Distribution Agreement may be deemed terminated; and

            WHEREAS, in light of the proposed assignment and change in control of the Distributor in connection with the Transaction, the Distributor and Trust wish to enter into this Agreement effective upon close of the Transaction.

            NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the Trust and the Distributor agree as follows:

1.   Appointment.  The Trust hereby appoints the Distributor to provide the distribution services set forth in the Distribution Agreement.

2.   All terms, conditions, representations and warranties contained in the Distribution Agreement are incorporated herein by reference and both the Trust and Distributor hereby agree that unless specified elsewhere in this Agreement, all terms, conditions, representations and warranties contained in the this Agreement, including the Distribution Agreement attached hereto as Exhibit A and incorporated herein by reference, constitutes the entire understanding between the parties hereto, and supersede any prior understanding or agreements between the parties related to the services contemplated herein, including the Distribution Agreement.

3.  Duration and Termination. This Agreement shall be effective on the date first set forth above, and unless terminated as provided herein, shall continue for two years from its effective date, and thereafter from year to year, provided such continuance is approved annually by the vote of a majority of the Board of Trustees, and by the vote of those Trustees who are not “interested persons” of the Trust (the “Independent Trustees”) and, if a plan under Rule 12b-1 under the 1940 Act is in effect, by the vote of those Trustees who are not “interested persons” of the Trust and who are not parties to such plan or this Agreement and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on the approval.  This Agreement may be terminated at any time, without the payment of any penalty, as to each Fund (i) by vote of majority of the Independent Trustees or (ii) by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund, on at least sixty (60) days prior written notice to the Distributor. In addition, this Agreement may be terminated at any time by the Distributor upon at least sixty (60) days prior written notice to the Trust.  This Agreement shall automatically terminate in the event of its assignment.  As such in this paragraph, the terms “assignment” and “interested persons” shall have the respective meanings specified in the 1940 Act.

4.  Amendment. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

5.  Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the choice of laws provisions thereof.

6.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.  All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them  in the Distribution Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

ALPS DISTRIBUTORS, INC. By: /s/ Thomas Carter Name: Thomas A. Carter Title: President	WESTCORE TRUST By: /s/ Todger Anderson Name: Todger Anderson Title: President

DISTRIBUTION AGREEMENT

As of September 30, 2005

You, ALPS Distributors, Inc., are currently the distributor of shares of beneficial interest (the "Shares") of the Trust's MIDCO Growth Fund, Blue Chip Fund , Flexible Income Fund , Plus Bond Fund , Growth Fund , Small-Cap Opportunity Fund, Colorado Tax-Exempt Fund, Mid-Cap Value Fund, Small-Cap Value Fund, Select Fund, International Frontier Fund (together the "Funds").   This Agreement confirms that in consideration of the agreements hereinafter contained, the Trust has agreed that you shall be (or continue to be, as the case may be) for the period of this Agreement the distributor of Shares of the Funds.

1.         Service as Distributor

1.1       You will act as agent for the distribution of Shares in accordance with the instructions of the Trust's Board of Trustees and the registration statement and prospect-uses then in effect with respect to the Funds under the Securities Act of 1933, as amended, and will transmit promptly any orders received by you for the purchase or redemption of Shares either directly to the Trust's transfer agent for the Fund involved or to any qualified broker/dealer for transmittal to said agent.

1.2 (a)        You agree to use your best efforts to solicit orders for the sale of Shares. You, at your own expense, shall finance appropriate activities which you deem reasonable which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature. In addition, you will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds. It is contemplated that you will enter into selling agreements with qualified broker/dealers and other persons with respect to the offering of Shares to the public, and in so doing you will act only on your own behalf as principal.

1.2 (b)        All Shares of the Funds offered for sale by you shall be offered for sale to the public at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in the Trust's Declaration of Trust and then current prospectuses) plus, except to those classes of persons set forth in the then current prospectuses, (b) a sales charge which shall be the percentage of the offering price of such shares as set forth in the Trust's then current prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions by you to broker/dealers and other persons shall be set forth in either the selling agreements between you and such broker/dealers and other persons, as from time to time amended, or if such concessions are described in the Trust's then current prospectuses, shall be as so set forth. No broker/dealer or other person who enters into a selling agreement with you shall be authorized to act as agent for the Trust in connection with the offering or sale of its Shares to the public or otherwise.

1.2 (c)        If any Shares sold by the Trust are redeemed or repurchased by the Trust or by you as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, you shall forfeit the amount above the net asset value received by you in respect of such Shares, provided that the portion, if any, of such amount re-allowed by you to broker/dealers or other persons shall be repayable to the Trust only to the extent recovered by you from the broker/dealer or other person concerned. You shall include in the forms of agreement with such broker/dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by you as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

1.3       You shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended, by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934, as amended.

1.4       Whenever in their judgment such action is warranted by market, economic or political conditions, or by circumstances of any kind, the Trust's officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales and the Trust shall advise you promptly of such determination.

1.5       The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder.

1.6       The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as you may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a broker under State or Federal laws and, except as otherwise specifically provided in this agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this agreement.

1.7       The Trust shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Trust and the Shares as you may reasonably request, and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. The Trust also shall furnish you upon request with: (a) annual audited reports of the Trust's books and accounts with respect to each of the Funds, made by independent public accountants regularly retained by the Trust, (b) semi-annual reports with respect to each of the Funds prepared by the Trust, and (c) from time to time such additional information regarding the Trust's financial condition as you may reasonably request.

1.8       The Trust represents to you that all registration statements and prospectuses filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Shares have been prepared in conformity with the requirements of said Act and rules and regulations of the Securities and Exchange Commission thereunder. As used in this agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus (together with the related statement of additional information) filed with the Securities and Exchange Commission with respect to any of the Shares and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission; that all statements of fact contained in any such registration statement and prospectus will be materially true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from you to do so, you may, at your option, terminate this agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

1.9       The Trust authorizes you to use any prospectus in the form furnished to you from time to time, in connection with the sale of Shares.  The Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or prospectus in reliance upon and in conformity with information furnished to the Trust or its counsel by you and used in the preparation thereof; and provided further that the Trust's agreement to indemnify you and the Trust's representations and warranties herein set forth shall not be deemed to cover any liability to the Trust or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this agreement. The Trust's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office within ten days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.9. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you which approval shall not be unreasonably withheld, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case you do not reasonably approve of counsel chosen by the Trust, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by you or them. The Trust's indemnification agreement contained in this paragraph 1.9 and the Trust's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any of the Shares.

1.10     You agree to indemnify, defend and hold the Trust, its several officers and trustees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its officers or trustees, or any such controlling person, may incur under the Securities Act of 1933, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished by you to the Trust or its counsel and used in the Trust's registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished by you to the Trust or its counsel and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.10.

1.11     No Shares shall be offered by either you or the Trust under any of the provisions of this agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as current prospectuses as required by Section 10 of said Act, as amended, are not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.11 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the prospectuses or Declaration of Trust.

1.12     The Trust agrees to advise you promptly in writing:

(a)                                      of any request by the Securities and Exchange Commission for amendments to the registration statement or prospectuses then in effect;

(b)                                      in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or prospectuses then in effect or the initiation of any proceeding for that purpose;

(c)                                      of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectuses then in effect or which requires the making of a change in such registration statement or prospectuses in order to make the statements therein not misleading; and

(d)                                      of all actions of the Securities and Exchange Commission with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the Securities and Exchange Commission.

2.                                                       Term

2.1       This agreement shall become effective as of the date hereof and, unless sooner terminated, shall continue  for one year, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) the vote of a majority (as defined in the Investment Company Act of 1940) of the Funds' outstanding Shares, provided that in either event its continuance also is approved by a majority of the Trust's trustees who are not "interested persons" (as defined in said Act) of any party to this agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This agreement is terminable without penalty, on not less than 60 days' notice, by the Trust's Board of Trustees, by vote of the holders of a majority (as defined in said Act) of the Funds' outstanding Shares, or by you. This agreement will also terminate automatically in the event of its assignment (as defined in said Act).

2.2       Effective the date hereof, this Agreement amends and restates the Former Distribution Agreement.

3.                                                       Miscellaneous

3.1       The Trust recognizes that from time to time your directors, officers and employees may serve as directors, officers and employees of other corporations or business trusts (including other investment companies) and that such other corporations and trusts may include the name ALPS as part of their name, and that you or your affiliates may enter into investment advisory or other agreements with such other corporations and trusts.

3.2       The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacity, and are not binding upon any of the trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

3.3       No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

3.4       This agreement shall be governed by Colorado law.

WESTCORE TRUST

By: /s/ Todger Anderson

Name: Todger Anderson

Title: President

ALPS DISTRIBUTORS, INC.

By: /s/ Jeremy O. May

Name: Jeremy O. May

Title:   Managing Director

Amendment No. 1 to Distribution Agreement

This Amendment No. 1 to Distribution Agreement (this “Amendment”), dated May 21, 2008 between Westcore Trust, a Massachusetts Business Trust (the “Trust”) and ALPS Fund Services, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Trust and ALPS entered into a Distribution Agreement dated September 30, 2005 (the “Agreement”); and

WHEREAS, ALPS and the Trust wish to amend the Agreement to include a new series of the Trust named the Micro-Cap Opportunity Fund.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.         The first clause of the Agreement shall be deleted in its entirely and replaced with the following:

“You, ALPS Distributors, Inc., are currently the distributor of shares of beneficial interest (the “Shares”) of the Trust’s MIDCO Growth Fund, Blue Chip Fund, Flexible Income Fund, Plus Bond Fund, Growth Fund, Small-Cap Opportunity Fund, Colorado Tax-Exempt Fund, Mid-Cap Value Fund, Small-Cap Value Fund, Select Fund, International Frontier Fund and Micro-Cap Opportunity Fund (together the “Funds”). This Agreement confirms that in consideration of the agreements hereinafter contained, the Trust has agreed that you shall be (or continue to be, as the case may be) for the period of this Agreement the distributor of Shares of the Funds.”

2.         Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

WESTCORE TRUST	ALPS DISTRIBUTORS, INC.

By: /s/ Jasper R. Frontz	By: /s/ Jeremy O. May
Name: Jasper R. Frontz	Name: Jeremy O. May
Title: Treasurer	Title: Managing Director